EXHIBIT 31.3

RULE 13a-14(a) CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, JOSEPH A. VITIRITTO, President and Chief Executive Officer, certify that:

(1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of P.A.M. Transportation Services, Inc., a Delaware corporation; and

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024

/s/ Joseph A. Vitiritto

Joseph A. Vitiritto

President and Chief Executive Officer

(principal executive officer)